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OPINION OF SIROTE & PERMUTT, P.C.

EXHIBIT 8.2

                                  [Letterhead]
                                      date

Cybex Computer Products Corporation
4991 Corporate Drive
Huntsville, Alabama 35805

     Re: Agreement and Plan of Reorganization Dated as of March 8, 2000, by and among, Apex Inc., Aegean Sea Inc., and Cybex Computer Products Corporation.

Dear Sirs:

We have acted as counsel for Cybex Computer Products Corporation, an Alabama corporation ("Cybex"), in connection with the transactions contemplated by the Agreement and Plan of Reorganization (the "Reorganization Agreement") made and entered into as of March 8, 2000, by and among Apex Inc. ("Apex"), Aegean Sea Inc. ("Newco"), and Cybex, in which Cybex Sub, a subsidiary of Newco, shall be merged with and into Cybex with Cybex surviving as a wholly owned subsidiary of Newco (the "Merger").

Capitalized terms not otherwise defined herein shall have the meanings specified in the registration statement on Form S-4 and any amendments thereto (the "Registration Statement"), which includes the Joint Proxy Statement and Prospectus of Apex and Cybex (the "Proxy Statement/Prospectus"), as filed with the Securities and Exchange Commission (the "SEC").

This opinion is being delivered pursuant to the requirements of Item 21(a) of the Form S-4 under the Securities Act of 1933 (the "1933 Act").

In providing our opinion, we have examined the Reorganization Agreement (including exhibits thereto), the Registration Statement, which includes the Joint Proxy Statement/Prospectus, representations made to us by Newco, and Cybex in separate representation letters delivered to us by authorized officers of those corporations (the "Representation Letters"), and such other documents, records, and legal authorities as we have deemed necessary or appropriate for purposes of our opinion.

We are relying upon (without any independent investigation or review of the facts therein) the truth and accuracy, at all relevant times, of the statements, covenants, representations and warranties contained in any of the foregoing.

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Cybex Computer Products Corporation
________, 2000
Page 2

In rendering our opinion, we have assumed or obtained representations that:

     (a) the Reorganization Agreement was executed by the relevant parties that were authorized to do so;

     (b) the execution and delivery of the Reorganization Agreement by all parties thereto are free of misunderstanding, mutual mistake, misrepresentation, criminal activity, undue influence, fraud and duress;

     (c) the Reorganization Agreement complies with, and all parties to the Reorganization Agreement have complied with, any test required by law of good faith, fair dealing and conscionability, and that each party will act in accordance with the terms and conditions of the Reorganization Agreement;

     (d) no party to the Reorganization Agreement is, or will be, engaging in misleading or unconscionable conduct or seeking to conduct any relevant transaction or any associated activity in a manner or for a purpose not evident on the face of the Reorganization Agreement which might render the Reorganization Agreement or any relevant transaction or associated activity illegal, void or voidable;

     (e) there are no agreements or understandings among the parties, written or oral, and there is no usage of trade or course of prior dealing among the parties that would, in either case, define, supplement or qualify the terms of the Reorganization Agreement;

     (f) to the extent that any obligation under the Reorganization Agreement is to be performed in any jurisdiction other than the State of Alabama, its performance will not be illegal, invalid or unenforceable under the laws of such other jurisdiction;

     (g) the Reorganization Agreement submitted to us for review in connection with this opinion is accurate and complete, the original Reorganization Agreement is authentic, that all signatures on the Reorganization Agreement submitted to us for examination are genuine, that each individual executing the Reorganization Agreement is legally competent to do so, and that all public records (including their proper indexing and filing) are accurate and complete;

     (h) all conditions to the consummation of the Reorganization Agreement have been or will be fulfilled;

     (i) the Reorganization Agreement has been duly authorized, executed and delivered by each party thereto and other than Cybex, constitutes valid and binding obligations of the

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Cybex Computer Products Corporation
________, 2000
Page 3

parties thereto, enforceable against the parties thereto in accordance with their respective terms; and

     (j) That neither Apex nor Apex's counsel has any knowledge of any reason why any portion of this opinion is not accurate.

In addition, we have assumed with your consent that (i) the Merger will be consummated in accordance with the provisions of the Reorganization Agreement and the Registration Statement, (ii) the statements concerning the Merger set forth in the Reorganization Agreement and the Registration Statement are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time (as defined in the Reorganization Agreement), (iii) the representations made in the Representation Letters are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time (as defined in the Reorganization Agreement) and (iv) any representations made in the Representation Letters "to the knowledge of" or similarly qualified are correct without such qualification.

We have also assumed that the parties have complied with and, if applicable, will continue to comply with, the covenants contained in the Reorganization Agreement.

If any of the above described assumptions are untrue for any reason or if the Merger is consummated in a manner that is different from the manner in which they are described in the Reorganization Agreement or the Proxy
Statement/Prospectus, our opinion as expressed below may be adversely affected and may not be relied upon.

Based upon the foregoing, we are of the opinion that the discussion contained in the Registration Statement under the caption "Material United States federal income tax considerations of the merger," subject to the limitations and qualifications described in the discussion, sets forth the material U.S. federal income tax considerations generally applicable to the Merger.

Our opinions are based on current provisions of the Code, Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service and case law, any of which may be changed at any time with retroactive effect. In addition, such opinions are based solely on the documents that we have examined, the additional information that we have obtained, the facts that we have assumed and the representations that have been made to us and cannot be relied upon if any of the facts contained in such documents or in such additional information is, or later becomes, inaccurate or if any of the representations made to us or any of the facts assumed by us, is, or later becomes, inaccurate. Finally, our opinions are limited to the federal income tax matters specifically covered herein and no other opinions are rendered with respect to other federal tax matters or to any issues arising under the tax laws of

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Cybex Computer Products Corporation
________, 2000
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any state, locality or foreign country. We undertake no obligation to update the opinions expressed herein after the date of this letter.

We express no opinion as to the tax treatment of any conditions existing at the time of, or effects resulting from, the transactions which are not specifically addressed in the foregoing opinion. No opinion should be inferred as to the tax consequences of the Merger under any state, local or foreign law, or with respect to other areas of United States federal taxation.

We are members of the Bar of the State of Alabama, and we do not express any opinion herein concerning any law other than the federal law of the United States.

This opinion is being furnished solely for use in connection with the Registration Statement and may not be used or relied upon for any other purpose and, other than the filing of this opinion as an exhibit to any filings to be made by you pursuant to applicable securities laws (to which we hereby consent), may not be circulated, quoted or otherwise referred to for any other purpose without our express written consent. We also consent to the reference to our firm name wherever appearing in the Registration Statement with respect to the discussion of the material federal income tax consequences of the Merger. In giving this consent, we do not admit that we are in the category of persons whose consent is required under section 7 of the 1933 Act, or that we are "experts," as that term is used in the 1933 Act, or the rules and regulations of the Securities and Exchange Commission under the 1933 Act.

                                       Very truly yours,

                                       SIROTE & PERMUTT, P.C.

                                       By:_____________________________________